Exhibit 99.1
Lennox International Reports Fourth Quarter Results
•	4Q08 adjusted EPS from continuing operations of $0.52; GAAP EPS from continuing operations of $0.21
•	Full year 2008 adjusted EPS from continuing operations of $2.71; GAAP EPS from continuing operations of $2.15
•	Full year cash from operations of $183 million and free cash flow of $121 million
•	Restructuring initiatives on track and additional measures announced
•	Reaffirm 2009 adjusted EPS guidance from continuing operations; GAAP EPS guidance from continuing operations now $1.91 to $2.31
DALLAS, February 5, 2009 — Lennox International Inc. (NYSE: LII) today reported fourth quarter and full year 2008 results. Financial results presented have been adjusted for discontinued operations.
For the fourth quarter, revenue was $746 million, down 15% from the prior year, including a 5 point negative impact from foreign exchange. Adjusted EBIT margin was up 20 basis points to 6.7%. Diluted earnings per share from continuing operations on an adjusted basis, a non-GAAP measure, was $0.52 compared to $0.55 in the year-ago quarter. Diluted earnings per share from continuing operations on a GAAP basis was $0.21 compared to $0.59 in the year-ago quarter.
For the full year, revenue was $3.5 billion, down 7% from the prior year, including a 1 point benefit from foreign exchange. Adjusted EBIT margin was up 10 basis points to 7.6%. Diluted earnings per share from continuing operations on an adjusted basis, a non-GAAP measure, was $2.71 compared to $2.51 in the prior year, up 8%. Diluted earnings per share from continuing operations on a GAAP basis was $2.15 compared to $2.44 in the prior year, down 12%.
“Despite difficult market conditions, Lennox posted improved EBIT margins for both the fourth quarter and full year on strong cost controls and operational execution,” said Todd Bluedorn, Chief Executive Officer. “Our cash generation was strong in 2008 and our free cash flow for the full year was $121 million. For 2009, we reaffirm our outlook provided in December of adjusted earnings per share from continuing operations in the range of $2.10 to $2.50. Our GAAP EPS guidance from continuing operations is now a range of $1.91 to $2.31, reflecting additional restructuring initiatives. While the global slowdown can be seen across our end markets, we continue to lower our cost structure and execute on our strategic priorities.”
(Note: See attached schedules for full financial details, reconciliations of non-GAAP financial measures, and a description of adjusting items.)

FOURTH QUARTER 2008 FINANCIAL HIGHLIGHTS
Revenue: Revenue for the fourth quarter was $746 million, down 15% from the prior year. At constant currency, revenue was down 10%.
Gross Profit: Gross profit in the fourth quarter was $205 million, down 17% from adjusted gross profit of $247 million in the year-ago quarter, which excludes a $17 million favorable warranty adjustment. Adjusted gross margin declined slightly to 27.5% from 28.0% in the year-ago quarter, primarily due to lower volume and higher commodity costs, with offsets from improved pricing and favorable product mix.
Income from Continuing Operations: For the fourth quarter, adjusted income from continuing operations was $29 million, or $0.52 diluted earnings per share, compared to $36 million, or $0.55 diluted earnings per share from continuing operations in the fourth quarter of 2007. On a GAAP basis, fourth quarter 2008 income from continuing operations was $12 million, or $0.21 diluted earnings per share. Fourth quarter 2007 GAAP income from continuing operations was $39 million, with diluted earnings per share of $0.59.
Adjusted income from continuing operations for the fourth quarter of 2008 excludes net after-tax charges of $17.4 million, which are derived from:
•	$7.7 million charge from restructuring activities
•	$6.9 million charge for impairment of an equity method investment
•	$2.8 million charge primarily from the net change in unrealized losses on open futures contracts
FULL YEAR 2008 FINANCIAL HIGHLIGHTS
Revenue: For the full year, revenue was $3.5 billion, down 7% from the prior year. At constant currency, revenue was down 8%.
Gross Profit: Gross profit for the year was $974 million, down 6% from adjusted gross profit of $1,031 million in the prior year, which excludes a $17 million favorable warranty adjustment. Adjusted gross margin increased 40 basis points to 28.0% compared to 27.6% in the prior year, primarily due to improved pricing and favorable product mix.

Income from Continuing Operations: Adjusted income from continuing operations for the full year was $158 million, or $2.71 diluted earnings per share, compared to $174 million, or $2.51 diluted earnings per share in 2007. On a GAAP basis, income from continuing operations was $125 million, or $2.15 diluted earnings per share, compared to $170 million, or $2.44 diluted earnings per share in 2007.
Adjusted income from continuing operations for 2008 excludes net after tax charges of $33.2 million, which are derived from:
•	$20.7 million charge from restructuring activities
•	$9.1 million charge for impairment of an equity method investment
•	$3.4 million charge primarily from the net change in unrealized losses on open futures contracts
Free Cash Flow and Total Debt: Cash generated from operations for the year was $183 million and the company invested $62 million in capital assets, resulting in free cash flow of $121 million versus $170 million in 2007. Total debt as of December 31, 2008 was $420 million. Total cash, cash equivalents and short-term investments were $156 million, and the current ratio exceeded 1.6.
During 2008, the company returned $344 million to shareholders through share repurchases of $311 million and dividend payments of approximately $33 million. The company repurchased 8,907,650 shares during 2008. The company has $285 million remaining of its outstanding $300 million share repurchase program after buying 603,007 shares in the fourth quarter.
BUSINESS SEGMENT FINANCIAL HIGHLIGHTS
Residential Heating and Cooling
•	4Q08 revenue of $299 million, down 15% from $354 million in the year-ago quarter; down 13% at constant currency
•	4Q08 segment profit of $27 million, down 12% from $31 million in 4Q07
•	4Q08 segment profit margin of 9.1%, up 30 basis points from 8.8% in 4Q07
•	2008 revenue of $1.5 billion, down 11% from $1.7 billion in 2007, with and without the effect of foreign exchange
•	2008 segment profit of $146 million, down 16% from $174 million in 2007
•	2008 profit margin of 9.8%, down 60 basis points from 10.4% in 2007
Fourth quarter and full year results were impacted by lower volume, with offsets from improved pricing, improved product mix, and lower expenses from cost reduction initiatives.

Commercial Heating and Cooling
•	4Q08 revenue of $189 million, down 16% from $224 million in the year-ago quarter; down 11% at constant currency
•	4Q08 segment profit of $20 million, down 17% from $24 million in 4Q07
•	4Q08 segment profit margin of 10.6%, down 30 basis points from 10.9% in 4Q07
•	2008 revenue of $835 million, down 5% from $875 million in 2007; down 7% at constant currency
•	2008 segment profit of $93 million, down 8% from $101 million in 2007
•	2008 profit margin of 11.2%, down 30 basis points from 11.5% in 2007
Fourth quarter and full year results were impacted by lower volume, with offsets from improved pricing and lower expenses from cost reduction initiatives. Product mix was favorable in the fourth quarter but was relatively flat for the full year.
Service Experts (Continuing Operations)
•	4Q08 revenue of $145 million, down 13% from $166 million in the year-ago quarter; down 8% at constant currency
•	4Q08 segment profit of $8 million, up 11% from $7 million in 4Q07
•	4Q08 segment profit margin of 5.3%, up 110 basis points from 4.2% in 4Q07
•	2008 revenue of $627 million, down 6% from $667 million in 2007, with and without the effect of foreign exchange
•	2008 segment profit of $20 million, down 23% from $26 million in 2007
•	2008 profit margin of 3.2%, down 70 basis points from 3.9% in 2007
Fourth quarter and full year results were impacted by lower volume, with offsets from improved pricing, favorable business mix, and lower expenses. In the fourth quarter, the company announced plans to exit from seven unprofitable service centers, which became discontinued operations.
Refrigeration
•	4Q08 revenue of $131 million, down 17% from $158 million in the year-ago quarter; down 4% at constant currency
•	4Q08 segment profit of $11 million, down 24% from $15 million in 4Q07
•	4Q08 segment profit margin of 8.6%, down 90 basis points from 9.5% in 4Q07
•	2008 revenue of $618 million, up 2% from $608 million in 2007; down 1% at constant currency
•	2008 segment profit of $60 million, down 2% from $62 million in 2007
•	2008 profit margin of 9.7%, down 40 basis points from 10.1% in 2007
Fourth quarter and full year results were impacted by lower volume, with offsets from improved pricing and lower expenses from cost reduction initiatives.

2009 FULL YEAR OUTLOOK
The company reaffirms its 2009 outlook originally provided on December 17, 2008, except for a lower GAAP EPS from continuing operations range due to additional restructuring charges expected in the first quarter. The charges relate to the recently announced plans to close the company’s Blackville, South Carolina facility.
•	Revenue down 8-12%, including 5 points of negative foreign exchange impact
•	Adjusted EPS from continuing operations in the range of $2.10 to $2.50
•	GAAP EPS from continuing operations in the range of $1.91 to $2.31, down from prior guidance of $2.05 to $2.45
•	Capital expenditures of approximately $80 million
•	Tax rate of 36-37%
CONFERENCE CALL INFORMATION
A conference call to discuss the company’s fourth quarter results will be held this morning at 9:30 a.m. (Central). To listen, please call the conference call line at 612-288-0329 at least 10 minutes prior to the scheduled start time and use reservation number 981987. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
A replay will be available from 12:00 p.m. (Central) February 5 through February 12 by dialing 800-475-6701 (USA) or 320-365-3844 (International) using access code 981987. This call will also be archived on the company’s web site.
Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, vice president, investor relations, at 972-497-6670.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties including the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, and the impact of unfavorable weather and a decline in new construction activity on the demand for products and services that could cause actual results to differ materially from such statements. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Twelve Months Ended December 31, 2008 and 2007
(Unaudited, in millions, except per share data)

	For the		For the
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

NET SALES	$746.4	$882.8	$3,481.4	$3,735.3
COST OF GOODS SOLD	541.5	618.7	2,507.9	2,687.4

Gross profit	204.9	264.1	973.5	1,047.9
OPERATING EXPENSES:
Selling, general and administrative expenses	157.4	194.8	724.4	773.4
Losses (gains) and other expenses, net	2.9	(1.3)	(1.9)	(6.7)
Restructuring charges	11.5	11.0	30.4	25.2
Impairment of equity method investment	6.9	—	9.1	—
Income from equity method investments	(0.6)	(1.7)	(8.6)	(10.6)

Operational income from continuing operations	26.8	61.3	220.1	266.6
INTEREST EXPENSE, net	3.4	2.0	13.7	6.8
OTHER (INCOME) EXPENSE, NET	(0.1)	0.4	0.1	0.7

Income from continuing operations before income taxes	23.5	58.9	206.3	259.1
PROVISION FOR INCOME TAXES	11.7	20.0	81.2	89.5

Income from continuing operations	11.8	38.9	125.1	169.6
DISCONTINUED OPERATIONS
Loss from discontinued operations	2.2	0.2	3.7	0.9
Income tax benefit	(0.8)	(0.1)	(1.4)	(0.3)

Loss from discontinued operations	1.4	0.1	2.3	0.6

Net income	$10.4	$38.8	$122.8	$169.0

EARNINGS PER SHARE – BASIC:
Income from continuing operations	$0.22	$0.61	$2.21	$2.56
Loss from discontinued operations	(0.03)	—	(0.04)	(0.01)

Net income	$0.19	$0.61	$2.17	$2.55

EARNINGS PER SHARE – DILUTED:
Income from continuing operations	$0.21	$0.59	$2.15	$2.44
Loss from discontinued operations	(0.03)	—	(0.04)	(0.01)

Net income	$0.18	$0.59	$2.11	$2.43

AVERAGE SHARES OUTSTANDING:
Basic	55.3	63.4	56.7	66.4
Diluted	56.7	66.3	58.3	69.4

CASH DIVIDENDS DECLARED PER SHARE	$0.14	$0.14	$0.56	$0.53

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT NET SALES AND PROFIT
For the Three Months and Twelve Months Ended December 31, 2008 and 2007
(Unaudited, in millions)

	For the		For the
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net Sales
Residential Heating & Cooling	$299.4	$354.1	$1,493.4	$1,669.6
Commercial Heating & Cooling	189.2	224.4	835.3	875.0
Service Experts	144.5	165.7	626.6	667.1
Refrigeration	131.5	157.6	618.2	607.7
Eliminations (A)	(18.2)	(19.0)	(92.1)	(84.1)

	$746.4	$882.8	$3,481.4	$3,735.3

Segment Profit (Loss) (B)
Residential Heating & Cooling	$27.3	$31.2	$145.8	$174.4
Commercial Heating & Cooling	20.1	24.4	93.3	101.0
Service Experts	7.7	6.9	20.0	26.1
Refrigeration	11.3	14.9	60.2	61.5
Corporate and other	(16.7)	(20.9)	(53.8)	(85.0)
Eliminations (A)	—	0.8	(0.6)	0.6

Subtotal that includes segment profit and eliminations	49.7	57.3	264.9	278.6
Reconciliation to income from continuing operations:
Warranty program adjustment	—	(16.9)	—	(16.9)
Losses (gains) and other expenses, net of gain on sale of fixed assets	7.5	(1.3)	3.0	(6.4)
Restructuring charges	11.5	11.0	30.4	25.2
Impairment of equity investment	6.9	—	9.1	—
Interest expense, net	3.4	2.0	13.7	6.8
Other (income) expense, net	(0.1)	0.4	0.1	0.7

Less: Realized (losses) gains on settled futures contracts	(1.9)	0.7	(0.9)	3.9
Less: Foreign currency exchange (losses) gains	(1.1)	2.5	3.2	6.2

	$23.5	$58.9	$206.3	$259.1

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations:
Excluding:
•	Gains and/or losses and other expenses, net except for gains and/or losses on the sale of fixed assets.

•	Restructuring charges.

•	Goodwill and equity method investment impairments.

•	Interest expense, net.

•	Other expense, net.
Less amounts included in Losses (Gains) and Other Expenses, net:
•	Realized gains and/or losses on settled futures contracts.

•	Foreign currency exchange gains and/or losses.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
As of December 31, 2008 and 2007
(In millions, except share and per share data)

	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$122.1	$145.5
Short-term investments	33.4	27.7
Accounts and notes receivable, net	369.6	492.0
Inventories, net	298.3	325.2
Deferred income taxes	24.2	30.9
Other assets	87.4	49.4

Total current assets	935.0	1,070.7
PROPERTY, PLANT AND EQUIPMENT, net	329.5	317.8
GOODWILL, net	232.3	262.8
DEFERRED INCOME TAXES	113.5	94.0
OTHER ASSETS	49.2	69.3

TOTAL ASSETS	$1,659.5	$1,814.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$6.1	$4.8
Current maturities of long-term debt	0.6	36.4
Accounts payable	234.5	289.2
Accrued expenses	331.1	352.7
Income taxes payable	3.7	1.1

Total current liabilities	576.0	684.2
LONG-TERM DEBT	413.7	166.7
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	12.5	16.2
PENSIONS	107.7	34.8
OTHER LIABILITIES	91.0	104.2

Total liabilities	1,200.9	1,006.1

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 84,215,904 shares and 81,897,439 shares issued for 2008 and 2007, respectively	0.8	0.8
Additional paid-in capital	805.6	760.7
Retained earnings	538.8	447.4
Accumulated other comprehensive (loss) income	(98.8)	63.6
Treasury stock, at cost, 29,109,058 shares and 19,844,677 shares for 2008 and 2007, respectively	(787.8)	(464.0)

Total stockholders’ equity	458.6	808.5

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,659.5	$1,814.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of Income From Continuing Operations to Adjusted Income From Continuing Operations

	For the Three Months Ended December 31, 2008
		Net Change in
		Unrealized
		Losses on
		Open Futures		Impairment
		Contracts and		of Equity
	As	Other Items,	Restructuring	Method	As
	Reported	Net	Charges	Investment	Adjusted
NET SALES	$746.4	$—	$—	$—	$746.4
COST OF GOODS SOLD	541.5	—	—	—	541.5

Gross profit	204.9	—	—	—	204.9
OPERATING EXPENSES:
Selling, general and administrative expenses	157.4	—	—	—	157.4
Losses (gains) and other expenses, net[1]	2.9	(4.5)	—	—	(1.6)
Restructuring charges	11.5	—	(11.5)	—	—
Impairment of equity method investment	6.9	—	—	(6.9)	—
Income from equity method investments	(0.6)	—	—	—	(0.6)

Operational income from continuing operations	26.8	4.5	11.5	6.9	49.7
INTEREST EXPENSE, net	3.4	—	—	—	3.4
OTHER EXPENSE, NET	(0.1)	—	—	—	(0.1)

Income from continuing operations before income taxes	23.5	4.5	11.5	6.9	46.4
PROVISION FOR INCOME TAXES	11.7	1.7	3.8	—	17.2

Income from continuing operations	$11.8	$2.8	$7.7	$6.9	$29.2

INCOME PER SHARE FROM CONTINUING OPERATIONS – DILUTED	$0.21	$0.05	$0.14	$0.12	$0.52

Note: Management uses adjusted income from continuing operations, which is not defined by U.S. GAAP, to measure the Company’s operating performance and to analyze period-over-period changes in operating income with and without the effects of certain losses (gains) and other expenses, net, restructuring charges, warranty program adjustment, certain tax items and impairment of equity method investment. Management believes that excluding these effects is helpful in assessing the overall performance of the Company.

[1]	Losses (gains) and other expenses, net include the following:

	For the Three Months Ended December 31, 2008
	Pre-tax	Tax (Benefit)	After-tax Loss
	Loss (Gain)	Provision	(Gain)
Realized losses on settled futures contracts	1.9	(0.7)	1.2
Net change in unrealized losses on open futures contracts	4.6	(1.7)	2.9
Foreign currency exchange loss	1.1	(0.4)	0.7
Gain on disposal of fixed assets, net	(4.6)	0.7	(3.9)
Other items, net	(0.1)	—	(0.1)

Losses (gains) and other expenses, net	$2.9	$(2.1)	$0.8

	For the Three Months Ended December 31, 2007
		Net Change in
		Unrealized
		Losses on
		Open Futures
		Contracts and		Warranty
	As	Other Items,	Restructuring	Program	As
	Reported	Net	Charges	Adjustment	Adjusted
NET SALES	$882.8	$—	$—	$—	$882.8
COST OF GOODS SOLD	618.7	—	—	16.9	635.6

Gross profit (loss)	264.1	—	—	(16.9)	247.2
OPERATING EXPENSES:
Selling, general and administrative expenses	194.8	—	—	—	194.8
Gains and other expenses, net[2]	(1.3)	(1.9)	—	—	(3.2)
Restructuring charges	11.0	—	(11.0)	—	—
Income from equity method investments	(1.7)	—	—	—	(1.7)

Operational income (loss) from continuing operations	61.3	1.9	11.0	(16.9)	57.3
INTEREST EXPENSE, net	2.0	—	—	—	2.0
OTHER EXPENSE, NET	0.4	—	—	—	0.4

Income (loss) from continuing operations before income taxes	58.9	1.9	11.0	(16.9)	54.9
PROVISION FOR (BENEFIT FROM) INCOME TAXES	20.0	0.8	4.1	(6.4)	18.5

Income (loss) from continuing operations	$38.9	$1.1	$6.9	$(10.5)	$36.4

INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS – DILUTED	$0.59	$0.02	$0.10	$(0.16)	$0.55

[2]	Gains and other expenses, net include the following:

	For the Three Months Ended December 31, 2007
	Pre-tax	Tax Provision	After-tax (Gain)
	(Gain) Loss	(Benefit)	Loss
Realized gains on settled futures contracts	$(0.7)	$0.2	$(0.5)
Net change in unrealized losses on open futures contracts	2.2	(0.8)	1.4
Foreign currency exchange gain	(2.5)	0.7	(1.8)
Other items, net	(0.3)	—	(0.3)

Gains and other expenses, net	$(1.3)	$0.1	$(1.2)

	For the Year Ended December 31, 2008
		Net Change in
		Unrealized
		Losses on
		Open Futures		Impairment
		Contracts and		of Equity
	As	Other Items,	Restructuring	Method	As
	Reported	Net	Charges	Investment	Adjusted
NET SALES	$3,481.4	$—	$—	$—	$3,481.4
COST OF GOODS SOLD	2,507.9	—	—	—	2,507.9

Gross profit	973.5	—	—	—	973.5
OPERATING EXPENSES:
Selling, general and administrative expenses	724.4	—	—	—	724.4
Gains and other expenses, net[3]	(1.9)	(5.2)	—	—	(7.1)
Restructuring charges	30.4	—	(30.4)	—	—
Impairment of equity method investment	9.1	—	—	(9.1)	—
Income from equity method investments	(8.6)	—	—	—	(8.6)

Operational income from continuing operations	220.1	5.2	30.4	9.1	264.8
INTEREST EXPENSE, net	13.7	—	—	—	13.7
OTHER EXPENSE, NET	0.1	—	—	—	0.1

Income from continuing operations before income taxes	206.3	5.2	30.4	9.1	251.0
PROVISION FOR INCOME TAXES	81.2	1.8	9.7	—	92.7

Income from continuing operations	$125.1	$3.4	$20.7	$9.1	$158.3

INCOME PER SHARE FROM CONTINUING OPERATIONS – DILUTED	$2.15	$0.05	$0.35	$0.16	$2.71

[3]	Gains and other expenses, net include the following:

	For the Year Ended December 31, 2008
	Pre-tax Loss	Tax (Benefit)	After-tax
	(Gain)	Provision	Loss (Gain)
Realized losses on settled futures contracts	$0.9	$(0.3)	$0.6
Net change in unrealized losses on open futures contracts	5.1	(1.8)	3.3
Foreign currency exchange gain	(3.2)	(0.3)	(3.5)
Gain on disposal of fixed assets, net	(4.8)	0.6	(4.2)
Other items, net	0.1	—	0.1

Gains and other expenses, net	$(1.9)	$(1.8)	$(3.7)

	For the Year Ended December 31, 2007
		Net Change in
		Unrealized
		Losses on		Warranty
		Open Futures		Program
		Contracts and		Adjustment
	As	Other Items,	Restructuring	and Income	As
	Reported	Net	Charges	Tax Items[5]	Adjusted
NET SALES	$3,735.3	$—	$—	$—	$3,735.3
COST OF GOODS SOLD	2,687.4	—	—	16.9	2,704.3

Gross profit (loss)	1,047.9	—	—	(16.9)	1,031.0
OPERATING EXPENSES:
Selling, general and administrative expenses	773.4	—	—	—	773.4
Gains and other expenses, net[4]	(6.7)	(3.7)	—	—	(10.4)
Restructuring charges	25.2	—	(25.2)	—	—
Income from equity method investments	(10.6)	—	—	—	(10.6)

Operational income (loss) from continuing operations	266.6	3.7	25.2	(16.9)	278.6
INTEREST EXPENSE, net	6.8	—	—	—	6.8
OTHER EXPENSE, NET	0.7	—	—	—	0.7

Income (loss) from continuing operations before income taxes	259.1	3.7	25.2	(16.9)	271.1
PROVISION FOR (BENEFIT FROM) INCOME TAXES	89.5	1.2	9.4	(3.2)	96.9

Income (loss) from continuing operations	$169.6	$2.5	$15.8	$(13.7)	$174.2

INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS – DILUTED	$2.44	$0.04	$0.23	$(0.20)	$2.51

[4]	Gains and other expenses, net include the following:

	For the Year Ended December 31, 2007
		Tax
	Pre-tax (Gain)	Provision	After-tax (Gain)
	Loss	(Benefit)	Loss
Realized gains on settled futures contracts	$(3.9)	$1.3	$(2.6)
Net change in unrealized losses on open futures contracts	3.3	(1.2)	2.1
Foreign currency exchange gain	(6.2)	2.1	(4.1)
Gain on disposal of fixed assets, net	(0.3)	0.1	(0.2)
Other items, net	0.4	—	0.4

Gains and other expenses, net	$(6.7)	$2.3	$(4.4)

[5]	Warranty program adjustment and income tax items include the following:

	For the Year Ended December 31, 2007
		Tax
	Pre-tax	Provision	After-tax
	Gain	(Benefit)	Gain
Warranty program adjustment	$(16.9)	$6.4	$(10.5)
Change in estimated tax gain from prior year	—	(3.2)	(3.2)

	$(16.9)	$3.2	$(13.7)

Reconciliation of Estimated Adjusted to GAAP Income per Share from Continuing Operations – Diluted

For the Year
Ended
December 31, 2009
ESTIMATED
Adjusted income per share from continuing operations – diluted	$2.10 - $2.50
Restructuring charges	(0.22)
Net change in unrealized gains on open futures contracts	0.03

GAAP income per share from continuing operations – diluted	$1.91 - $2.31

Free Cash Flow

	For the Three Months	For the Three Months
	Ended	Ended
	December 31, 2008	December 31, 2007
Net cash provided by operating activities	$43.4	$128.2
Purchase of property, plant and equipment	(23.8)	(24.5)

Free cash flow	$19.6	$103.7

	For the Year	For the Year
	Ended	Ended
	December 31, 2008	December 31, 2007
Net cash provided by operating activities	$183.2	$239.9
Purchase of property, plant and equipment	(62.1)	(70.2)

Free cash flow	$121.1	$169.7

Operational Working Capital

		December 31,		December 31,
		2008		2007
	December 31,	Trailing	December 31,	Trailing
	2008	12 Mo. Avg.	2007	12 Mo. Avg.
Accounts and Notes Receivable, Net	$369.6		$492.0
Asset Securitization	30.0		—
Allowance for Doubtful Accounts	18.6		17.1

Accounts and Notes Receivable, Gross	418.2	$528.0	509.1	$579.8

Inventories	298.3		325.2
Excess of Current Cost Over Last-in, First-out	75.8		70.4

Inventories as Adjusted	374.1	430.7	395.6	445.1

Accounts Payable	(234.5)	(324.4)	(289.2)	(340.1)

Operating Working Capital (a)	557.8	634.3	615.5	684.8

Net Sales, Trailing Twelve Months (b)	3,481.4	3,481.4	3,735.3	3,735.3

Operational Working Capital Ratio (a/b)	16.0%	18.2%	16.5%	18.3%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.